EXHIBIT 13.4




                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 6-K

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                          Report of Foreign Issuer
                    Pursuant to Rule 13a-16 or 15d-16 of
                    the Securities Exchange Act of 1934

For the Coupon Period ending April 19, 1999

               Westpac Securitisation Management Pty Limited
               ---------------------------------------------
              (Translation of registrant's name into English)

           Level 4, 60 Martin Place, Sydney, NSW 2000, Australia
           -----------------------------------------------------
                  (Address of principal executive offices

     Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                 Form 20-F  __X__       Form 40-F  _______

     Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                      Yes  ______           No   __X__

     If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-___________.







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

                                          NOTEHOLDERS REPORT - SERIES 1998-1G WST TRUST

    Date of Report - Determination Date                         13-Apr-99

    Housing Loan Collection Period                              10-Jan-99                    to                        09-Apr-99
                                                               (inclusive)                                            (inclusive)

    Days in Collection Period                                       90

    Coupon Period                                               19-Jan-99                    to                        19-Apr-99
                                                               (inclusive)                                            (exclusive)

    Days in Coupon Period                                           90

    3-month BBSW at beginning of coupon period                   4.8183%                3-month USD-                   4.96984%
                                                                                           LIBOR
    Foreign Exchange Rate                                     0.62354525564

    Available Income                                              30,957,759.37
    Total Available Funds                                         30,957,759.37
    Accrued Interest Adjustment                                            0.00
    Redraws Made This Period                                      20,166,445.88
    Redraw Shortfall                                                       0.00
    Redraw Facility Draw                                                   0.00
    RFS Issued This Period                                                 0.00
    Trust Expenses                                                 1,341,729.45
    Total Payments                                                26,752,676.66
    Payment Shortfall                                                      0.00
    Principal Draw This Period                                             0.00
    Total Principal Draws Outstanding                                      0.00
    Gross Principal Collections                                  140,397,703.39
    Principal Collections                                        120,231,257.51
    Excess Available Income                                        4,204,882.71
    Excess Collections Distribution                                4,204,882.71
    Liquidity Shortfall                                                    0.00
    Liquidity Net Draw / (Repayment) this period                           0.00
    Remaining Liquidity Shortfall                                          0.00
    Liquidation Loss                                                       0.00
    Principal Charge Offs                                                  0.00
    Prepayment Benefit Shortfall                                           0.00
    Average Daily Balance for Qtr                              1,843,650,616.33
    Subordinated Percentage                                             2.6796%
    Initial Subordinated Percentage                                     2.3000%
    Average Quarterly Percentage                                        0.1953%

                   Reuters Information                      Principal/100,000          Coupon/100,000

                                Class A          0.00                5,461.4723               1,074.2833
                                Class B          0.00                    0.0000               1,308.7100

    Stated Amount - AUD Equivalent                              Percentage            Forex Percentage        Chargeoffs

                    Class A          1,731,078,819.28                 97.32035%                  1.00000
                  Class B               51,800,570.54                  2.67965%
                                   RFS           0.00                                            0.00000

                 TOTAL               1,782,879,389.82                100.00000%               100.00000%


    Stated Amount - USD                                                                 Bond Factor
                    Class A          1,079,405,984.90                                          0.7863379           0.00
                  Class B               32,300,000.00                                          1.0000000           0.00
                  RFS                            0.00                                                              0.00

                TOTAL                1,111,705,984.90                                                              0.00



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


                                            Series 1998-1G WST Trust
                                             DELINQUENCY STATISTICS

                                    Collection Period Ended:                    09-Apr-99
---------------------------------------------------------------------------------------------------------------------------
                             Number             Current Balance           Instalment          % by             % by
                            of Loans            Outstanding $A            Amount $A           Number           Balance
---------------------------------------------------------------------------------------------------------------------------
    Current                     16,989                  1,667,665,262          13,248,883          93.39%            93.54%

    1-29 Days                    1,015                     95,038,700             805,677           5.58%             5.33%

    30-59 Days                     130                     13,867,902             102,150           0.71%             0.78%

    60-89 Days                      32                      3,625,382              25,502           0.18%             0.20%

    90-119 Days                     12                      1,596,552               9,206           0.07%             0.09%

    120-149 Days                     7                        745,276               5,207           0.04%             0.04%

    150-179 Days                     1                         92,237                 629           0.01%             0.01%

    180+ Days                        3                        248,079               1,899           0.02%             0.01%
---------------------------------------------------------------------------------------------------------------------------
    Total                       18,189                  1,782,879,390          14,199,153         100.00%           100.00%
---------------------------------------------------------------------------------------------------------------------------



                                                  $A

    Scheduled Principal                      14,237,161.00
    Unscheduled Principal                   105,994,097.00
                                            --------------
    Principal Collections                   120,231,258.00
                                            --------------


    Fixed Interest Rate Housing Loan          353,763,041
    Variable Rate Housing Loans             1,429,116,349
                                            -------------
                                            1,782,879,390
                                            -------------


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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Series 1998-1G WST Trust, by the undersigned, thereunto duly authorized.



                              Westpac Securitisation Management Pty Limited,
                              as Trust Manager for the Series 1998-1G WST Trust,
                              -------------------------------------------------
                              (Registrant)



Dated: April 21, 1999         By:       /s/ Lewis E. Love
                                    -------------------------------
                                Name:       Lewis E. Love
                                Title:      Secretary






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